Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 1 to the Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

BRADLEY L. RADOFF

Purchase of Common Stock	10,000	33.2546	05/04/2026
Purchase of Common Stock	10,000	33.9837	05/07/2026
Purchase of Common Stock	10,000	33.1602	05/11/2026
Purchase of Common Stock	2,500	31.6892	05/12/2026
Purchase of Common Stock	2,500	31.6874	05/12/2026
Purchase of Common Stock	2,500	31.5379	05/12/2026
Purchase of Common Stock	2,500	31.5889	05/13/2026

JUMANA CAPITAL INVESTMENTS LLC

Purchase of Common Stock	9,457	$33.2200	05/04/2026
Purchase of Common Stock	100	$32.7250	05/04/2026
Purchase of Common Stock	200	$32.6500	05/04/2026
Purchase of Common Stock	143	$32.4752	05/04/2026
Purchase of Common Stock	100	$32.0100	05/04/2026
Purchase of Common Stock	5,000	$32.8634	05/11/2026
Purchase of Common Stock	4,787	$32.9995	05/11/2026
Purchase of Common Stock	213	$32.8922	05/11/2026
Purchase of Common Stock	5,000	$32.9500	05/11/2026
Purchase of Common Stock	5,000	$32.7000	05/11/2026
Purchase of Common Stock	5,000	$32.4500	05/11/2026
Purchase of Common Stock	5,000	$32.7000	05/11/2026
Purchase of Common Stock	5,000	$32.8000	05/11/2026
Purchase of Common Stock	1,479	$31.7000	05/12/2026
Purchase of Common Stock	5,000	$31.1500	05/12/2026